CALTIER REALTY

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JOIN THE NEXT GENERATION
OF REAL ESTATE INVESTORS
Did you know that real estate investing has played a role in helping to create 90% of the world's millionaires?[1]
Get Started Today by Investing in Multi-Family Real Estate with CalTier Realty!
GET STARTED

CALTIER REALTY SPECIALIZES IN MULTI-FAMILY INVESTMENTS ACROSS THE UNITED STATES

Start Investing With $500 or More

CalTier Realty Fund I LP will be opening its doors to investors in more states!

New states to include:
Arizona, Indiana, New Jersey, New York, Texas, and Washington

CLICK HERE TO ENTER YOUR INFORMATION AND INDICATE YOUR INTEREST

We have filed a post-qualification amendment for our offering statement. We will resume sales of our securities, if and when the offering statement has been "re-qualified" by the Securities and Exchange Commission.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1771232/000110465920098093/tm2029232d1_partiiandiii.htm

When you invest with CalTier Realty, you invest in a diversified Multi-Family portfolio. Multi-Family properties produce steady cash flows while maintaining lower volatility when compared to other real estate types. Multi-Family has proven to be the most resilient property sector during recession periods.[2]

CalTier Realty - Reg A+ Investment Overview
from Matt Belcher

02:44

Click a Target Asset Type Below to View Summary



Direct Multi-Family Acquisition*

Projected 15% IRR

8.5% Cash-on-Cash

3 Year Exit

1.6x Equity Multiple

*These are examples of projected returns for typical target projects. Returns may or may not reflect actual returns from the fund.



Partner Multi-Family Acquisition*

Projected 16% IRR

10% Cash-on-Cash

5 Year Exit

1.8x Equity Multiple

*These are examples of projected returns for typical target projects. Returns may or may not reflect actual returns from the fund.



Partner Multi-Family Acquisition*

Projected 15% IRR

11% Cash-on-Cash

6 Year Exit

2x Equity Multiple

*These are examples of projected returns for typical target projects. Returns may or may not reflect actual returns from the fund.

WHY INVEST WITH CALTIER REALTY?

private network, now available to you

with institutional-grade partner properties

consistent cash flow for you

so you are always in control

INVEST WITHIN YOUR BUDGET

Through a crowd-sourcing model with other peer investors, we enable anyone – not just accredited investors – to enjoy the economic benefits of shared commercial real estate ownership across a portfolio of multi-family properties. For a list of Frequently Asked Questions, click here.

LEARN MORE

INVEST $500 OR MORE

GET STARTED | VIEW OFFERING CIRCULAR



MEET THE TEAM

Our team and partners have years of experience in finance and real estate. Our role is to work on your behalf and we are pleased to welcome you to the partnership as we build the CalTier Realty Fund together.

GET TO KNOW US



QUESTION?
We're here to help. Speak with one of our experts.

SUPPORT@CALTIERREALTY.COM

+1 (619) 344-0291

Join our mailing list today and receive updates on our latest investments available to everyone, regardless of wealth level.

Your Email SUBMIT



Our offering is approved by and available as a self-directed IRA investment with:

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1771232/000110465920098093/tm2029232d1_partiiandiii.htm

RESERVATION OF INVESTMENT

Thank you for your interest in CalTier Realty Fund

Your email * email@example.com

How much do you want to reserve? * Enter $ amount

☐ I agree that this non-binding Reservation of Investment is not more than 10% of my income or savings (net worth), unless I am an accredited investor, in which case there is no legally mandated investment limit. *

Reserve now

CalTier Realty Fund is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until Qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission.

A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained here. You will need to confirm your reservation once the offering is live to complete your investment. Pricing and terms of this offering may not be final. The final offering circular, once qualified by the appropriate authorities, will be available to you prior to confirming your reservation.

CALTIER
REALTY

Home About Us Our Projects Events Blog Contact Us

JOIN THE NEXT GENERATION

OF REAL ESTATE INVESTORS

Get Started Investing in Multi-Family Real Estate with CalTier Realty, for as little as $5
Real estate investing has played a role in helping to create 90% of the world's milliona



CALTIER
REALTY
JOIN THE NEXT GENERATION
OF REAL ESTATE INVESTORS
LEARN MORE
INVEST NOW

Gaining access to cash-flowing real estate has never been easier

Between our direct network and co-investment partners we open the door to over $10Bn of professionally underwritten commercial cash-flowing U.S. real estate opportunities not typically available to the public. We identify, negotiate, acquire and manage these assets on your behalf so you don't have to.

Open to domestic U.S. and International investors.

VIEW THE FUNDS

DIVERSIFIED PORTFOLIO

Our Focus is on Multi-family Value-Add Assets throughout the United States with strong supporting local economics.

We have a direct wholly owned strategy and combine this with our co-investment partner model to balance risk in the portfolios.

Our Projects



Direct Acquisition

Institutional grade opportunities for equity ownership managed by best in class operators

Learn More

Regulation A Portfolio Fund

Investment platform offering real estate opportunities to accredited and non-accredited persons around the globe

View the fund

Round B Funding

Join us as we grow in our Round B Funding for CalTier Realty, LLC. Our PropTech platform is changing the Real Estate Landscape.

Learn More



OUR PARTNERS

Nationally Recognized Real Estate Acquisition Companies & Best in Class Operators Offering Institutional Grade Assets

About Us

SUNDANCE BAY

Sundance Bay is a real estate private equity firm that specializes in multifamily investing, net lease investing and debt lending nationwide. They provide asset class and geographic diversification for our investors, while maintaining discipline and focus with a team of dedicated investment professionals.

★★★★★

Manhattan StreetCapital

Manhattan Street Capital is the premier online fundraising platform that helps companies to make their IPO, and raise capital, using Direct Listings, Regulation A+ and Regulation D, Regulation S and also to make STO or Blockchain offerings that use Reg A+ or Reg D to be legitimate securities offerings.

★★★★★

crowdcheck

CrowdCheck delivers due diligence, disclosure and compliance services for online capital formation. Satisfying due diligence obligations, protecting from liability and providing investors with clear and easy methods to understand information about investment opportunities on our platform

★★★★★

CONTACT US


CalTierRealty, LLC
SORRENTO VALLEY
El Camino Memorial Sorrento Valley
Google

6540 Lusk Blvd C240
San Diego, CA 92121
info@caltierrealty.com
+1 (619) 344-0291

Name

Email

Subject

Type your message here...

Submit

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.
NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/[illegible]

Meet The Team

CalTier Realty, LLC is a multidisciplinary real estate acquisition & fund management company based in San Diego, California. The company invests directly into commercial real estate and with chosen successful real estate companies within our network. Our focus is to provide our domestic and international investor partners with strong income and returns. Our portfolio includes institutional grade value-add acquisition, ground-up development and opportunity zone projects available to accredited, non-accredited and international partners.


Matt Belcher
Managing Partner


Travis Hook
Managing Partner


Parker Smith
Managing Partner


Stephanie Sy
Head of Acquisitions and Asset Managment


Brandon Burns
VP, Investor Relations


Kuntal Warwick
VP, Global Public Relations & Strategy


Raj Chokski
India Investor Relations & Strategy


Ryan Frank
Digital Marketing

Advisory Counsel & Partners


Rod Turner
Manhattan Street Capital


Matt Romney
Sundance Bay


Sabrina Covington
Covington & Associates





CONTACT US

We'd love to hear from you

Send us a message

+1 (619) 344-0291

Find us on LinkedIn

CALTIER
REALTY

CALTIER REALTY PROJECTS


Solano Vista
Glendale, AZ
Multi-Family Value Add
Direct Acquisition


SUMMERLYN
Killeen, TX
Multi-Family Value Add
Direct Acquisition

CONTACT US

About Our Latest Offerings

Send us a message

+1 (619) 344-0291

Find us on LinkedIn

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.
NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1771232/000110465920098093/tm2029232d1_partiiandiii.htm


WHY WORK WITH US
6. Disposition & New Identification
5. Transparent Investor Reporting
4. On Going Asset Management
CALTIER

mb
Jan 27 • 1 min

About CalTier Realty and the CalTier Realty Reg A fund

Learn about the team behind CalTier Realty: Ready to start your investment journey? Go here

124 views Write a comment


Recession
%
Multifamily
Industrial
Office
15
10
5
0
-5
-10
-15
-20
-6.7
-7.4
-17.7
10.0
4.3
5.7
Cumulative Rent Decline from Recession
Rent Growth Past Prior Peak (To Next Downturn)
Source: CBRE Research, CBRE Econometric Advisors, Q4 2018. Retail rents did not decline during this recession.

CalTier Realty
Jan 27 • 2 min

Why does CalTier Realty invest into Multi-Family...

Why does CalTier Realty invest into Multi-Family assets?

57 views Write a comment

CALTIER REALTY

CalTier Realty
Jan 16 • 1 min

All About Multi-Family Investing with CalTier

Check out our recent webinar on investing in the CalTier Realty Reg A+ Fund and we answer your

19 views Write a comment



CalTier Realty
Dec 10, 2019 • 1 min

Real Estate Investing Accessible to All - Webinar...

Introducing the new CalTier Realty Fund - start your real estate investing journey at $500. The launch of

55 views Write a comment



CalTier Realty
Nov 5, 2019 • 1 min

Urbanization and Multi-Family Housing: The Ultimate...

With increasing urbanization across the United States, changing lifestyles, diverse work

8 views Write a comment 1



CalTier Realty



Even in the wake of a real estate investment downturn, multi-family properties are still popular

19 views Write a comment 2



CalTier Realty
Oct 7, 2019 • 1 min

Renters Connect with Smart Apartments

Technology is proving to attract and retain renters, even at higher rates. According to the NAA's recent

9 views Write a comment



CalTier Realty
Sep 30, 2019 • 1 min

Multi-Family Properties a Smart Choice For Investors

If you're ready to invest in real estate, here are some tips to get started with multi-family properties. With

17 views 1



Thu, Mar 26 | 11622 El Camino Real, Suite 100

Workshop: Multi-Family Afternoon Coffee & Conversation

Meet the CalTier Realty team and learn more about our direct and partner acquisitions, the Reg A+ fund and have your questions answered about investing in this real estate segment.

Share

RSVP



Tue, Mar 24 | Online

Webinar: TBD

Share

RSVP



Webinar: How Multi-Family Investment Compares to Other Real Estate Options

We look at the Multi-Family segment as an investment option, trends to expect in 2020 and beyond, and how it compares to other real estate options. We're banking on it...and why you may want to also.

Share

RSVP



Workshop: Multi-Family Investing Afternoon & Conversation

The Multi-Family real estate segment has outperformed other CRE segments after the last two economic recessions. Join us for this workshop and meet our investment team, learn more about our current projects and how you can benefit from working with us.

Share



Tue, Jan 28 | Online

Webinar: Tax implications of Real Estate Investing

We will explore the tax considerations when investing into multi-family and what you need to look out for. Tax considerations can be a vital aspect of real estate investing and it's important to know these ahead of time. Join Matt Belcher, Managing Partner of CalTier Realty and Ethan Barkett, CPA a

RSVP



Thu, Jan 23 | 11622 El Camino Real, Suite 100

Workshop: Multi-Family Investing Afternoon & Conversation

Meet the CalTier Realty team and learn more about our direct and partner acquisitions, the Reg A+ fund, opportunities to invest, and have your questions answered about this real estate segment.

Share

RSVP



Tue, Jan 14 | Online

Webinar: Millennials to Millionaires

How the youngest and non-traditional investors can get involved in the real estate segment.

Share

RSVP



Thu, Jan 09 | Hera Hub Sorrento Valley, Confe...

Multi-Family Investing Afternoon & Conversation

Meet our team to learn more about CalTier Realty's recent acquisitions, our Reg A+ fund and how we expect this segment to perform in 2020.

Share





Tue, Jan 07 | Online

Webinar: The Multi-Family Movement

How is this segment of real estate set to perform and why are we banking on it?

Share

RSVP



Thu, Dec 19 | 9540 Towne Centre Dr Suite 150

Workshop: Multi-Family Investing Afternoon & Conversation

Meet the CalTier Realty team and learn more about this segment of real estate, the CalTier fund and their recent acquisitions.

Share

RSVP



Tue, Dec 17 | Online

Webinar: We've Launched! Learn More About the CalTier Realty Fund

Yes, real estate crowdsourcing is a thing! Join us for a discussion on this latest investment tool and what the new CalTier Fund has to offer. We will be discussing how our Reg A+ platform allows the everyday investor to participate in multi-family investments.

RSVP



Tue, Nov 19 | 140 N Escondido Blvd, Escondi...

Multi Family Workshop

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CALTIER
REALTY

Home | About Us | Our Projects | Events | Blog | Contact Us

CONTACT US

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Email

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Message *

Fund, Project or Other

Submit

6540 Lusk Blvd C240
San Diego, CA 92121
info@caltierrealty.com
+1 (619) 344-0291


REY HILLS
CalTier Realty, LLC
SORRENTO VALLEY
El Camino Memorial - Sorrento Valley
FEN
Sorrento Valley Blvd
Lusk Blvd
Mira Mesa Blvd
Carroll Canyon Rd
Google
500 m
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